                                                                 Exhibit (d)(12)

                              AMENDED AND RESTATED
                                   SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISER AGREEMENT
                 DATED MAY 9, 2001 AND AMENDED NOVEMBER 2, 2001

                                    BETWEEN

                          ING PILGRIM INVESTMENTS, LLC
                                      AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                          EFFECTIVE FEBRUARY 26, 2002


                       ANNUAL INVESTMENT
SERIES                   MANAGEMENT FEE                APPROVED BY BOARD     REAPPROVAL DATE
------                 -----------------               -----------------     ---------------
Pilgrim Principal      Offering Phase     0.125%       May 9, 2001           May 9, 2003
Protection Fund        Guarantee Period    0.40%
                       Index Plus
                       LargeCap Period     0.30%

Pilgrim Principal      Offering Phase     0.125%       November 2, 2001      September 1, 2003**
Protection Fund II*    Guarantee Period    0.40%
                       Index Plus
                       LargeCap Period     0.30%

ING Principal          Offering Phase     0.125%       February 26, 2002     September 1, 2003
Protection             Guarantee Period    0.40%
Fund III***            Index Plus
                       LargeCap Period     0.30%

------------------
* This Amended and Restated Schedule A is effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund: November 5, 2001.

** Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.

*** This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.